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                                                    AMERIKING, INC.
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                                  CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                Dec. 28, 1999 to                   Dec. 29, 1998 to
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                                                                  Sep. 25, 2000                     Sep. 27, 1999
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                                                             W/O PIK          With PIK           W/O PIK          With PIK
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                                                            Dividends         Dividends         Dividends         Dividends
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
EARNINGS
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Income (loss) before income taxes benefit                  (8,318,000)       (8,318,000)        1,297,000          1,297,000
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Interest expense                                           16,483,000        16,483,000        15,187,000         15,187,000
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Amortization of deffered financing costs                      685,000           685,000           642,000            642,000
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Portion of rents representative of interest                 7,432,000         7,432,000         6,807,000          6,807,000
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Preferred stock PIK dividends                                       -           462,000                 -            435,000
                                                         ------------      ------------      ------------      -------------
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Total earnings                                             16,282,000        16,744,000        23,933,000         24,368,000
                                                         ------------      ------------      ------------      -------------
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FIXED CHARGES
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Interest expense                                           16,483,000        16,483,000        15,187,000         15,187,000
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Amortization of deffered financing costs                      685,000           685,000           642,000            642,000
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Portion of rents representative of interest                 7,432,000         7,432,000         6,807,000          6,807,000
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Preferred stock PIK dividends                                       -           462,000                 -            435,000
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Total Fixed Charges                                        24,600,000        25,062,000        22,636,000         23,071,000
                                                         ------------      ------------      ------------      -------------
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RATIO OF EARNINGS TO FIXED CHARGES                               0.66              0.67              1.06               1.06
                                                         ------------      ------------      ------------      -------------
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INSUFFICIENT EARNINGS TO COVER FIXED CHARGES               (8,318,000)       (8,318,000)              N/A                N/A
                                                         ------------      ------------      ------------      -------------
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